Exhibit 13.1

RULE 13a-14(b) CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18 of the United States Code ) each of the undersigned officers of National Grid plc, a public limited company incorporated under the laws of England and Wales (the “Company”), hereby certifies to such officer’s knowledge, that:

The Annual Report on Form 20-F for the year ending 31 March 2022 (the “Report”) of the Company fully complies with the requirements of section 13(a) or 15 (d) of the Securities Exchange Act of 1934 and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: 7 June 2022                    /s/ John Pettigrew
John Pettigrew
Title: Chief Executive
National Grid plc

Date: 7 June 2022                     /s/Andrew Agg
Andrew Agg
Title: Chief Financial Officer
National Grid plc